Exhibit 10.14

EXECUTION VERSION

 CLIPPER REALTY INC.
2015 OMNIBUS INCENTIVE COMPENSATION PLAN

RESTRICTED LTIP UNIT AGREEMENT

This RESTRICTED LTIP UNIT AGREEMENT (this “Agreement” or “Restricted LTIP Unit Agreement”) is made as of the Grant Date set forth on Schedule A hereto between Clipper Realty Inc., a Maryland corporation (the “Company”), its subsidiary Clipper Realty L.P., a Delaware limited partnership (the “Partnership”), and the employee of the Company or one of its affiliates listed on Schedule A (the “Employee”).

RECITALS

A.           In accordance with the Clipper Realty Inc. 2015 Omnibus Incentive Compensation Plan, as it may be amended from time to time (the “Plan”), the Company desires to provide the Employee with an opportunity to acquire LTIP Units (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement, and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company, the Partnership and its subsidiaries.

B.           Schedule A hereto sets forth certain significant details of the LTIP Unit grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided on Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Employee hereby agree as follows:

AGREEMENT

1.          Grant of Restricted LTIP Units. On the terms and conditions set forth below, as well as the terms and conditions of the Plan (which are incorporated herein by reference), the Company hereby grants to the Employee such number of LTIP Units as is set forth on Schedule A (the “Restricted LTIP Units”).

2.          Vesting Period. The vesting period of the Restricted LTIP Units (the “Vesting Period”) begins on the Grant Date and continues until such date as is set forth on Schedule A as the date on which the Restricted LTIP Units are fully vested. The Employee shall be entitled to receive distributions with respect to Restricted LTIP Units to the extent provided for in the Partnership Agreement, as modified hereby, if applicable. The Distribution Participation Date (as defined in the Partnership Agreement) for the Restricted LTIP Units shall be the Grant Date. Notwithstanding the foregoing, the Employee shall not have the right to receive cash distributions paid on Restricted LTIP Units for which the Vesting Period has not expired unless the Employee is employed by the Company or an affiliate on the payroll date coinciding with or immediately following the date any such distributions are payable.

The Employee shall have the right to vote the Restricted LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether the Vesting Period has expired.

3.          Forfeiture of Restricted LTIP Units. If the employment of the Employee by the Company or an affiliate terminates for any reason prior to the expiration of the Vesting Period except as provided in Schedule A, the Restricted LTIP Units shall be forfeited and returned to the Company for delivery to the Partnership and cancellation.

4.          Certificates. Each certificate, if any, issued in respect of the Restricted LTIP Units awarded under this Restricted LTIP Unit Agreement shall be registered in the Employee’s name and held by the Company until the expiration of the Vesting Period. If certificates representing the LTIP Units are issued by the Partnership, at the expiration of the Vesting Period, the Company shall deliver to the Employee (or, if applicable, to the Employee’s legal representatives, beneficiaries or heirs) certificates representing the number of LTIP Units that vested upon the expiration of the Vesting Period. The Employee agrees that any resale of the LTIP Units received upon the expiration of the Vesting Period (or shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”) received upon redemption of or in exchange for LTIP Units or Partnership Units of the Partnership into which LTIP Units may have been converted) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

5.          Notice. Any notice to be given to the Company shall be addressed to the Chief Financial Officer of the Company at 4611 12th Avenue, Suite 1L, Brooklyn, New York 11219, and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.

6.          Governing Law. This Restricted LTIP Unit Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without references to principles of conflict of laws.

7.          Counterparts. This Restricted LTIP Unit Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

8.          Miscellaneous. This Restricted LTIP Unit Agreement may not be amended except in writing signed by the Company and the Employee. Notwithstanding the foregoing, this Restricted LTIP Unit Agreement may be amended in writing signed only by the Company to: (a) correct any errors or ambiguities in this Restricted LTIP Unit Agreement; and/or (b) to make such changes that do not materially adversely affect the Employee’s rights hereunder. This grant shall in no way affect the Employee’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Restricted LTIP Unit Agreement and the Plan, the Plan shall govern.

9.          Conflict With Employment Agreement. If (and only if) the Employee and the Company or its affiliates have entered into an employment agreement, in the event of any conflict between any of the provisions of this Agreement and any such employment agreement, the provisions of such employment agreement will govern. Nothing herein shall imply that any employment agreement exists between the Employee and the Company or its affiliates.

10.         Status as a Partner. As of the Grant Date, the Employee shall be admitted as a limited partner of the Partnership with beneficial ownership of the number of LTIP Units issued to the Employee as of such date pursuant to this Restricted LTIP Unit Agreement by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).

11.         Status of LTIP Units under the Plan. The LTIP Units are both issued as equity securities of the Partnership and granted as awards under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Partnership Units into which LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Plan. The Employee must be eligible to receive the LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Employee acknowledges that the Employee will have no right to approve or disapprove such determination by the Company.

12.         Investment Representations; Registration. The Employee hereby makes the covenants, representations and warranties as set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Restricted LTIP Unit Agreement by the Employee. The Partnership will have no obligation to register under the Securities Act any LTIP Units or any other securities issued pursuant to this Restricted LTIP Unit Agreement or upon conversion or exchange of LTIP Units.

13.         SECTION 83(B) ELECTION. IN CONNECTION WITH THIS RESTRICTED LTIP UNIT AGREEMENT, THE EMPLOYEE HEREBY AGREES TO MAKE AN ELECTION TO INCLUDE IN GROSS INCOME IN THE YEAR IN WHICH THE GRANT DATE OCCURS THE APPLICABLE LTIP UNITS PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, SUBSTANTIALLY IN THE FORM ATTACHED HERETO AS EXHIBIT C AND TO SUPPLY THE NECESSARY INFORMATION IN ACCORDANCE WITH THE REGULATIONS PROMULGATED THEREUNDER. SUCH ELECTION MUST BE MADE WITHIN 30 DAYS OF THE GRANT DATE AND MAILED TO THE INTERNAL REVENUE SERVICE CENTER WHERE THE EMPLOYEE’S FEDERAL TAX RETURNS ARE FILED, AND A COPY OF SUCH ELECTION MUST BE ATTACHED TO THE EMPLOYEE’S FEDERAL TAX RETURN FOR THE YEAR IN WHICH THE GRANT DATE OCCURS. THE EMPLOYEE MUST NOTIFY THE COMPANY AND THE PARTNERSHIP WITHIN 10 DAYS OF FILING SUCH ELECTION.

14.         Acknowledgement. The Employee hereby acknowledges and agrees that this Restricted LTIP Unit Agreement and the LTIP Units issued hereunder shall constitute satisfaction in full of all obligations of the Company and the Partnership, if any, to grant to the Employee LTIP Units pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Company, the Partnership and/or an affiliate executed prior to or coincident with the date hereof.

IN WITNESS WHEREOF, this Restricted LTIP Unit Agreement has been executed by the parties hereto, and is effective, as of the Grant Date.

CLIPPER REALTY INC.

By:	/s/ Sam Levinson
	Name:	Sam Levinson
	Title:	Co-Chairman and Head of the Investment Committee

CLIPPER REALTY L.P.

By:	CLIPPER REALTY INC.

By:	/s/ Sam Levinson
	Name:	Sam Levinson
	Title:	Co-Chairman and Head of the Investment Committee

EMPLOYEE

By:	/s/ David Bistricer
	Name:	David Bistricer

SCHEDULE A TO RESTRICTED LTIP UNIT AGREEMENT

Name of Employee:	David Bistricer

Grant Date:	August 3, 2015

Number of Restricted LTIP Units:	133,334

Vesting Date:	100% on the third anniversary of the Grant Date

The Restricted LTIP Units will only vest if the Employee is, and has been, continuously employed by the Company or its affiliates from the Grant Date through the expiration of the Vesting Period.

Notwithstanding the foregoing and any provision in the Agreement or the Plan:

A.    Upon a termination of employment due to death or disability (as defined in the Company’s disability policy, as may be amended from time to time), the Restricted LTIP Units will immediately vest as of the date of such termination; and

B.     Upon (i) a Change in Control (as defined in the Plan), and (ii) the termination of employment of the Employee with the Company or its affiliates within 24 months of such Change in Control either (x) by the Company or its affiliates (or their successors) without Cause (as defined in the Plan) or (y) by the Employee for Good Reason (as defined in the Plan), any Restricted LTIP Units for which the Vesting Period has not expired shall become fully vested.

Schedule A-1

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Employee, desiring to become one of the within named Limited Partners of Clipper Realty L.P., hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Limited Partnership Agreement, dated as of August 3, 2015, of Clipper Realty L.P., as amended (the “Partnership Agreement”). Capitalized terms used but not defined herein have the meaning ascribed thereto in the Partnership Agreement. The Employee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Employee):

1.          The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.

2.          The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner other than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner Common Shares of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner other than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

3.          The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 2.4 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

Exhibit A-1

4.          The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the LTIP Units shall not be redeemable by the Limited Partner pursuant to Section 8.5 of the Partnership Agreement.

5.          (a) The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.5 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

(b)          The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

6.          The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others.

7.          The Limited Partner acknowledges that the General Partner shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

Exhibit A-2

8.          This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

By:	/s/ David Bistricer
Name: David Bistricer
Date: August 3, 2015
Address of Limited Partner:
4611 12th Avenue, Suite IL Brooklyn, New York 11219

Exhibit A-3

EXHIBIT B

EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Employee hereby represents, warrants and covenants as follows:

(a)          The Employee has received and had an opportunity to review the following documents (the “Background Documents”), to the extent available:

(i)          The Company’s latest Annual Report to Shareholders;

(ii)         The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;

(iii)        The Company’s and the Partnership’s Reports on Form 10-K for the fiscal year most recently ended;

(iv)        The Company’s and the Partnership’s Form 10-Q, if any, for the most recently ended quarter filed by the Company and the Partnership with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;

(v)         Each of the Current Report(s) on Form 8-K of the Company and the Partnership, if any, filed since the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company and the Partnership;

(vi)        The Partnership Agreement; and

(vii)       The Plan.

The Employee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Employee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.

(b)          The Employee hereby represents and warrants that:

(i)          By reason of the business and financial experience of the Employee, together with the business and financial experience of those persons, if any, retained by the Employee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Partnership Units and the potential redemption of such Partnership Units for the Company’s Common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Employee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

Exhibit B-1

(ii)         The Employee understands that (A) the Employee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Employee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Employee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Employee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Employee believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Employee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Employee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Employee to verify the accuracy of information conveyed to the Employee. The Employee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Employee have been made available or delivered to the Employee. The Employee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Employee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Employee by the Partnership or the Company.

(iii)        The LTIP Units to be issued, the Partnership Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Partnership Units will be acquired for the account of the Employee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Employee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Partnership Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

Exhibit B-2

(iv)        The Employee acknowledges that (A) neither the LTIP Units to be issued, nor the Partnership Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Partnership Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Employee contained herein, (C) such LTIP Units or Partnership Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Partnership Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Partnership Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Partnership Units for REIT Shares, the Company may issue such REIT Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Employee is eligible to receive such REIT Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Employee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Partnership Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Employee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Partnership Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v)         The Employee has determined that the LTIP Units are a suitable investment for the Employee.

(vi)        No representations or warranties have been made to the Employee by the Partnership or the Company, or any officer, director, shareholder, agent or affiliate of any of them, and the Employee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (a) above.

(c)          So long as the Employee holds any LTIP Units, the Employee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)          The Employee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Employee agrees to file the election (or to permit the Partnership to file such election on the Employee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Employee files his personal income tax returns, and to file a copy of such election with the Employee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Employee.

Exhibit B-3

(e)          The address set forth on the signature page of this Agreement is the address of the Employee’s principal residence, and the Employee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

Exhibit B-4

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.          The name, address and taxpayer identification number of the undersigned are:

Name: David Bistricer (the “Taxpayer”)

Address: __________________________________

Social Security No./Taxpayer Identification No.: ________________________

2.          Description of property with respect to which the election is being made:

The election is being made with respect to LTIP Units in Clipper Realty L.P. (the “Partnership”).

3.          The date on which the LTIP Units were transferred is August 3, 2015. The taxable year to which this election relates is calendar year 2015.

4.          Nature of restrictions to which the LTIP Units are subject:

(a)          With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)          The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.          The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.          The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.          A copy of this statement has been furnished to the Partnership and Clipper Realty Inc.

Dated:

Name:

Exhibit C-1

SCHEDULE TO EXHIBIT C

Vesting Provisions of LTIP Units

The LTIP Units are subject to time-based vesting with 100% vesting on August 3, 2018, provided that the Taxpayer remains an employee of Clipper Realty Inc. or its affiliates through such dates, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with Clipper Realty Inc. (or its affiliate) under specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment.

Exhibit C-2